Exhibit 99.1
NEWS RELEASE

MARSH & McLENNAN COMPANIES REPORTS SECOND QUARTER 2016 RESULTS
Underlying Revenue Rises 3% Reflecting Growth Across All Four Operating Companies
Strong Growth in GAAP Operating Income of 16% and Adjusted Operating Income of 14%
GAAP EPS Rises 17% to $.90 and Adjusted EPS Increases 14% to $.91
NEW YORK, July 28, 2016 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the second quarter ended June 30, 2016.
Marsh & McLennan Companies President and CEO Dan Glaser said: "We delivered another strong quarter with 14% growth in adjusted EPS and margin expansion in both segments. Underlying revenue rose 3% on a consolidated basis, reflecting an increase of 2% in Risk & Insurance Services and 5% in Consulting. Adjusted operating income was up 14%, with both segments contributing double-digit growth. We continue to produce strong results as we help clients navigate global uncertainty. We expect to deliver underlying revenue growth, meaningful margin expansion and strong growth in earnings per share in 2016."
Consolidated Results
Consolidated revenue in the second quarter of 2016 was $3.4 billion, an increase of 5% compared with the second quarter of 2015. On an underlying basis, revenue increased 3%. Operating income rose 16% to $726 million. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, increased 14%, to $734 million. Net income attributable to the Company was up 13% to $472 million. Earnings per share increased 17% to $.90. Adjusted earnings per share was up 14% to $.91 compared with $.80 in last year’s second quarter.
For the six months ended June 30, 2016, net income attributable to the Company increased 6% to $953 million. Earnings per share rose 9% to $1.81. Adjusted earnings per share increased 8% to $1.83 compared with $1.70 for the comparable period in 2015.
Risk & Insurance Services
Risk & Insurance Services revenue was $1.8 billion in the second quarter of 2016, an increase of 6%. Revenue grew 2% on an underlying basis. Operating income was $490 million, an increase of 15%. Adjusted operating income rose 11% to $493 million compared with $445 million in last year’s second quarter. For the six months ended June 30, 2016, revenue was $3.7 billion, an increase of 5%, or 2% on an underlying basis. Operating income rose 7% to $1 billion. Adjusted operating income rose 5% to $1.0 billion, compared with $991 million last year.
Marsh's revenue in the second quarter of 2016 was $1.6 billion, an increase of 2% on an underlying basis. International operations produced underlying revenue growth of 4%: EMEA grew 3%, Asia Pacific rose 2% and Latin America increased 11%, while the U.S./Canada division was flat. Guy Carpenter's second quarter revenue was $285 million, an increase of 3% on an underlying basis.
Consulting
Consulting revenue was $1.5 billion in the second quarter, an increase of 4%. Revenue grew 5% on an underlying basis. Operating income rose 15% to $285 million. Adjusted operating income increased 18% to $288 million compared with $244 million in last year’s second quarter. For the first six months of 2016, revenue was $3 billion, up 4%, or 5% on an underlying basis. Operating income rose 7% to $530 million. Adjusted operating income increased 7% to $526 million compared with $491 million in 2015.
Mercer’s revenue was $1.1 billion in the second quarter, an increase of 4% on an underlying basis. Investments grew 6% on an underlying basis; Talent increased 6%; Health grew 5%; and Retirement rose 2%. Oliver Wyman Group’s revenue was $460 million in the second quarter, an increase of 5% on an underlying basis.
Other Items
The Company repurchased 3.5 million shares of stock for $225 million in the second quarter. Through six months, the Company has repurchased 7.0 million shares for $425 million. In May, the Board of Directors increased the quarterly dividend 10%, to $.34 per share, effective with the third quarter payment on August 15, 2016.
Conference Call
A conference call to discuss second quarter 2016 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 857 6931. Callers from outside the United States should dial +1 719 457 2603. The access code for both numbers is 4828587. The live audio webcast may be accessed at www.mmc.com. A replay of the webcast will be available approximately two hours after the event.
About Marsh & McLennan Companies
MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global professional services firm offering clients advice and solutions in the areas of risk, strategy and people. Marsh is a leader in insurance broking and risk management; Guy Carpenter is a leader in providing risk and reinsurance intermediary services; Mercer is a leader in talent, health, retirement and investment consulting; and Oliver Wyman is a leader in management consulting. With annual revenue of $13 billion and approximately 60,000 colleagues worldwide, Marsh & McLennan Companies provides analysis, advice and transactional capabilities to clients in more than 130 countries. The Company is committed to being a responsible corporate citizen and making a positive impact in the communities in which it operates. Visit www.mmc.com for more information and follow us on LinkedIn and Twitter @MMC_Global.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "future," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

Factors that could materially affect our future results include, among other things:

•	our ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise;

•	our exposure to potential losses and liabilities, including reputational impact, arising from errors and omissions, breach of fiduciary duty and similar claims against us;

•	our ability to compete effectively and adapt to changes in the competitive environment, including to technological and other types of innovation;

•
the impact of potential changes in global economic, political and market conditions on us, our clients and the industries in which we operate, including the impact of the vote in the U.K. to exit the EU and rising protectionist laws and business practices;

•	the impact of changes in applicable tax laws and regulations, including of the regulations recently proposed by the U.S. Treasury Department;

•	the effect of our global pension obligations on our financial position, earnings and cash flows and the impact of low interest rates on those obligations;

•	our exposure to potential civil remedies or criminal penalties if we fail to comply with U.S. and non-U.S. laws and regulations applicable in the jurisdictions in which we operate;

•	the financial and operational impact of complying with laws and regulations where we operate;

•	the impact of fluctuations in foreign exchange, interest rates and securities markets on our results;

•	the impact on our competitive position of our tax rate relative to our competitors;

•	our ability to incentivize and retain key employees; and

•	the impact of changes in accounting rules or in our accounting estimates or assumptions.
The factors identified above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$3,376	$3,225	$6,712	$6,440

Expense:
Compensation and Benefits	1,872	1,826	3,726	3,556
Other Operating Expenses	778	770	1,527	1,520
Operating Expenses	2,650	2,596	5,253	5,076
Operating Income	726	629	1,459	1,364
Interest Income	2	3	4	6
Interest Expense	(48)	(40)	(94)	(76)
Investment Income (Loss)	1	3	(2)	5
Income Before Income Taxes	681	595	1,367	1,299
Income Tax Expense	201	166	397	372
Income from Continuing Operations	480	429	970	927
Discontinued Operations, Net of Tax	—	—	—	(3)
Net Income Before Non-Controlling Interests	480	429	970	924
Less: Net Income Attributable to Non-Controlling Interests	8	10	17	23
Net Income Attributable to the Company	$472	$419	$953	$901
Basic Net Income Per Share
- Continuing Operations	$0.91	$0.78	$1.83	$1.68
- Net Income Attributable to the Company	$0.91	$0.78	$1.83	$1.68
Diluted Net Income Per Share
- Continuing Operations	$0.90	$0.77	$1.81	$1.66
- Net Income Attributable to the Company	$0.90	$0.77	$1.81	$1.66
Average Number of Shares Outstanding
- Basic	521	535	521	537
- Diluted	525	541	526	543
Shares Outstanding at 6/30	519	531	519	531

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30, 2016
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Risk and Insurance Services
Marsh	$1,559	$1,470	6%	(2)%	6%	2%
Guy Carpenter	285	275	3%	1%	—	3%
Subtotal	1,844	1,745	6%	(2)%	5%	2%
Fiduciary Interest Income	6	5
Total Risk and Insurance Services	1,850	1,750	6%	(2)%	5%	2%
Consulting
Mercer	1,079	1,046	3%	(2)%	—	4%
Oliver Wyman Group	460	441	5%	(1)%	1%	5%
Total Consulting	1,539	1,487	4%	(2)%	1%	5%
Corporate / Eliminations	(13)	(12)
Total Revenue	$3,376	$3,225	5%	(2)%	3%	3%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Marsh:
EMEA	$479	$439	9%	(3)%	9%	3%
Asia Pacific	183	176	4%	(2)%	3%	2%
Latin America	93	95	(1)%	(12)%	—	11%
Total International	755	710	6%	(4)%	6%	4%
U.S. / Canada	804	760	6%	—	6%	—
Total Marsh	$1,559	$1,470	6%	(2)%	6%	2%
Mercer:
Health	$410	$391	5%	(1)%	—	5%
Retirement	314	325	(4)%	(2)%	(4)%	2%
Investments	210	207	2%	(3)%	—	6%
Talent	145	123	18%	(1)%	13%	6%
Total Mercer	$1,079	$1,046	3%	(2)%	—	4%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses and the deconsolidation of Marsh India.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30, 2016
(Millions) (Unaudited)

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Risk and Insurance Services
Marsh	$3,047	$2,900	5%	(3)%	6%	2%
Guy Carpenter	659	643	2%	(1)%	—	3%
Subtotal	3,706	3,543	5%	(3)%	5%	2%
Fiduciary Interest Income	12	10
Total Risk and Insurance Services	3,718	3,553	5%	(3)%	5%	2%
Consulting
Mercer	2,118	2,083	2%	(3)%	1%	4%
Oliver Wyman Group	899	825	9%	(1)%	1%	9%
Total Consulting	3,017	2,908	4%	(2)%	1%	5%
Corporate / Eliminations	(23)	(21)
Total Revenue	$6,712	$6,440	4%	(2)%	3%	4%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Marsh:
EMEA	$1,049	$1,002	5%	(4)%	7%	2%
Asia Pacific	329	324	2%	(3)%	2%	2%
Latin America	164	176	(7)%	(15)%	—	9%
Total International	1,542	1,502	3%	(5)%	5%	3%
U.S. / Canada	1,505	1,398	8%	(1)%	7%	1%
Total Marsh	$3,047	$2,900	5%	(3)%	6%	2%
Mercer:
Health	$810	$775	5%	(1)%	—	6%
Retirement	626	656	(5)%	(3)%	(3)%	1%
Investments	406	412	(1)%	(5)%	—	3%
Talent	276	240	15%	(2)%	13%	4%
Total Mercer	$2,118	$2,083	2%	(3)%	1%	4%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as:  acquisitions, dispositions, transfers among businesses and the deconsolidation of Marsh India.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)

The Company presents below certain additional financial measures that are "non-GAAP measures," within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company's performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company's businesses. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended June 30, 2016 and 2015.  The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less the net gain on the deconsolidation of Marsh's India subsidiary.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2016
Operating income (loss)	$490	$285	$(49)	$726
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	2	1	2	5
Adjustments to acquisition related accounts (b)	13	2	—	15
Disposal/deconsolidation of business (c)	(12)	—	—	(12)
Operating income adjustments	3	3	2	8
Adjusted operating income (loss)	$493	$288	$(47)	$734
Operating margin	26.6%	18.5%	N/A	21.5%
Adjusted operating margin	26.8%	18.7%	N/A	21.8%
Three Months Ended June 30, 2015
Operating income (loss)	$427	$248	$(46)	$629
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	2	—	1	3
Adjustments to acquisition related accounts (b)	16	(4)	—	12
Other	—	—	(1)	(1)
Operating income adjustments	18	(4)	—	14
Adjusted operating income (loss)	$445	$244	$(46)	$643
Operating margin	24.4%	16.7%	N/A	19.5%
Adjusted operating margin	25.4%	16.4%	N/A	19.9%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Reflects the net gain on the deconsolidation of Marsh's India subsidiary resulting from changes in local regulations. The amount is removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

The Company presents below certain additional financial measures that are "non-GAAP measures," within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company's performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company's businesses. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the six months ended June 30, 2016 and 2015. The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less the net gain on the deconsolidation of Marsh's India subsidiary and contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2016
Operating income (loss)	$1,025	$530	$(96)	$1,459
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	3	1	4	8
Adjustments to acquisition related accounts (b)	20	1	—	21
Disposal/deconsolidation of business (c)	(12)	(6)	—	(18)
Operating income adjustments	11	(4)	4	11
Adjusted operating income (loss)	$1,036	$526	$(92)	$1,470
Operating margin	27.6%	17.6%	N/A	21.7%
Adjusted operating margin	28.0%	17.5%	N/A	22.0%
Six Months Ended June 30, 2015
Operating income (loss)	$960	$496	$(92)	$1,364
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	2	—	3	5
Adjustments to acquisition related accounts (b)	29	(5)	—	24
Other	—	—	(1)	(1)
Operating income adjustments	31	(5)	2	28
Adjusted operating income (loss)	$991	$491	$(90)	$1,392
Operating margin	27.0%	17.1%	N/A	21.2%
Adjusted operating margin	27.9%	16.9%	N/A	21.6%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Reflects the net gain on the deconsolidation of Marsh's India subsidiary and contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business. The amounts are removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three and Six Months Ended June 30
(Millions) (Unaudited)

Adjusted income, net of tax
Adjusted income, net of tax is calculated as: the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables; divided by MMC's average number of shares outstanding-diluted for the period.

Reconciliation of the Impact of Non-GAAP Measures on diluted earnings per share -

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Amount		Diluted EPS	Amount		Diluted EPS
Income from continuing operations		$480			$429
Less: Non-controlling interest, net of tax		8			10
Subtotal		$472	$0.90		$419	$0.77
Operating income adjustments	$8			$14
Impact of income taxes	—			(2)
		8	0.01		12	0.03
Adjusted income, net of tax		$480	$0.91		$431	$0.80

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Amount		Diluted EPS	Amount		Diluted EPS
Income from continuing operations		$970			$927
Less: Non-controlling interest, net of tax		17			23
Subtotal		$953	$1.81		$904	$1.66
Operating income adjustments	$11			$28
Impact of income taxes	—			(7)
		11	0.02		21	0.04
Adjusted income, net of tax		$964	$1.83		$925	$1.70

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Consolidated
Compensation and Benefits	$1,872	$1,826	$3,726	$3,556
Other operating expenses	778	770	1,527	1,520
Total Expenses	$2,650	$2,596	$5,253	$5,076

Depreciation and amortization expense	$76	$79	$154	$156
Identified intangible amortization expense	34	24	67	48
Total	$110	$103	$221	$204

Stock option expense	$4	$5	$15	$13
Capital expenditures	$63	$85	$114	$176

Risk and Insurance Services
Compensation and Benefits	$934	$909	$1,855	$1,771
Other operating expenses	426	414	838	822
Total Expenses	$1,360	$1,323	$2,693	$2,593

Depreciation and amortization expense	$34	$37	$70	$72
Identified intangible amortization expense	29	20	57	41
Total	$63	$57	$127	$113

Consulting
Compensation and Benefits	$852	$831	$1,699	$1,614
Other operating expenses	402	408	788	798
Total Expenses	$1,254	$1,239	$2,487	$2,412

Depreciation and amortization expense	$25	$27	$50	$53
Identified intangible amortization expense	5	4	10	7
Total	$30	$31	$60	$60

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$974	$1,374
Net receivables	3,721	3,471
Other current assets	235	199
Total current assets	4,930	5,044

Goodwill and intangible assets	8,900	8,925
Fixed assets, net	736	773
Pension related assets	1,197	1,159
Deferred tax assets	1,093	1,138
Other assets	1,220	1,177
TOTAL ASSETS	$18,076	$18,216

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$261	$12
Accounts payable and accrued liabilities	1,868	1,886
Accrued compensation and employee benefits	1,015	1,656
Accrued income taxes	182	154
Dividends payable	178	—
Total current liabilities	3,504	3,708

Fiduciary liabilities	4,538	4,146
Less - cash and investments held in a fiduciary capacity	(4,538)	(4,146)
	—	—
Long-term debt	4,496	4,402
Pension, post-retirement and post-employment benefits	2,004	2,058
Liabilities for errors and omissions	322	318
Other liabilities	1,045	1,128

Total equity	6,705	6,602
TOTAL LIABILITIES AND EQUITY	$18,076	$18,216